UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2009

CAPMARK FINANCIAL GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	333-146211	91-1902188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

116 Welsh Road Horsham, Pennsylvania	19044
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (215) 328-4622

Not applicable.
(Former names or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           As previously announced, the board of directors of Capmark Financial Group Inc. (the “Company”) has appointed Frederick Arnold as Chief Financial Officer and Executive Vice President of the Company effective September 1, 2009.  On August 6, 2009, the Company entered into a letter agreement with Mr. Arnold (the “Employment Agreement”). The Employment Agreement provides for the following compensation: (i) an annual base salary of $750,000; (ii) a signing bonus of $500,000; and (iii) a minimum target bonus of $250,000 under the Company’s Discretionary Bonus Plan for 2009. Although the bonus for 2009 is not guaranteed, it is understood that Mr. Arnold will receive a bonus if his performance meets the standards generally expected of a Chief Financial Officer of a comparable entity.  Mr. Arnold will also be eligible for a discretionary annual bonus for subsequent years.

If Mr. Arnold’s employment is terminated by the Company with Cause or by Mr. Arnold other than for Good Reason, in either case, during the first six months following August 6, 2009, Mr. Arnold must reimburse the Company for one-half of the signing bonus.

The Company will also provide Mr. Arnold and his eligible dependents with coverage under all retirement and welfare benefit programs, plans and practices which it makes available to its full-time executive committee members, including severance in an amount equal to his annual base pay, but not in excess of $500,000 if he is eligible for severance during the first 12 months of employment. Mr. Arnold’s employment is at will and may be terminated by Mr. Arnold or the Company for any or no reason.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference. All capitalized terms not defined in this Form 8-K have the meanings ascribed to them in the Employment Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Letter Agreement, dated August 6, 2009, by and between Capmark Financial Group Inc. and Frederick Arnold.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Capmark Financial Group Inc.

	By:	/s/ Thomas L. Fairfield
Date: August 12, 2009		Name:	Thomas L. Fairfield
		Title:	Executive Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement, dated August 6, 2009, by and between Capmark Financial Group Inc. and Frederick Arnold.